UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2005

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

0-1402
(Commission File Number)

Ohio	34-1860551
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

22801 St Clair Avenue
Cleveland, Ohio 44117
(Address of principal executive offices, with zip code)

(216) 481-8100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 4, 2005, Lincoln Electric Holdings, Inc. (the “Company”) announced the execution of a letter of intent to acquire all of the outstanding stock of the J.W. Harris Co., Inc., a privately held brazing and soldering alloys manufacturer headquartered in Mason, Ohio. The transaction is subject to the completion of due diligence, Board approval of a definitive share purchase agreement, and regulatory approval. The acquisition is expected to close by the end of the 2005 first quarter. Terms were not disclosed. A copy of the Company’s press release issued on January 4, 2005 is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release dated January 4, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC
Date: January 5, 2005	By:	/s/ Vincent K. Petrella
Vincent K. Petrella
Vice President, Chief Financial Officer and Treasurer

LINCOLN ELECTRIC HOLDINGS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated January 4, 2005.